EXHIBIT 99.4

FORM OF INSTRUCTION TO REGISTERED HOLDER AND/OR DTC
PARTICIPANT FROM BENEFICIAL OWNER
OF
REYNOLDS GROUP ISSUER INC.
REYNOLDS GROUP ISSUER LLC
REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.
7.750% Senior Secured Notes due 2016
8.500% Senior Notes due 2018

7.125% Senior Secured Notes due 2019
9.000% Senior Notes due 2019
7.875% Senior Secured Notes due 2019
9.875% Senior Notes due 2019 (originally issued on August 9, 2011)
9.875% Senior Notes due 2019 (originally issued on February 15, 2012)
6.875% Senior Secured Notes due 2021
8.250% Senior Notes due 2021

SOLICITATION OF CONSENTS TO THE PROPOSED AMENDMENTS TO THE INDENTURE GOVERNING THE 9.875% SENIOR NOTES DUE 2019 (ORIGINALLY ISSUED ON FEBRUARY 15, 2012)

To Registered Holder and/or Participant of the Depository Trust Company (“DTC”):

The undersigned hereby acknowledges receipt and review of the Prospectus, dated          , 2012, (as the same may be amended or supplemented from time to time, the “Prospectus”) of Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, and Reynolds Group Issuer (Luxembourg) S.A. (collectively, the “Issuers”) and the related Letter of Transmittal and Consent (the “Letter of Transmittal”). These two documents together constitute the Issuers’ offer (the “Exchange Offer”) to exchange their 7.750% Senior Secured Notes due 2016, 8.500% Senior Notes due 2018, 7.125% Senior Secured Notes due 2019, 9.000% Senior Notes due 2019, 7.875% Senior Secured Notes due 2019, 9.875% Senior Notes due 2019 (originally issued on August 9, 2011), $1,250,000,000 aggregate principal amount of their 9.875% Senior Notes due 2019 (originally issued on February 15, 2012), 6.875% Senior Secured Notes due 2021 and 8.250% Senior Notes due 2021 (collectively, the “Old Notes”), for a like principal amount of their new 7.750% Senior Secured Notes due 2016, 8.500% Senior Notes due 2018, 7.125% Senior Secured Notes due 2019, 9.000% Senior Notes due 2019, 7.875% Senior Secured Notes due 2019, 9.875% Senior Notes due 2019 (originally issued on August 9, 2011), 9.875% Senior Notes due 2019 (originally issued on February 15, 2012), 6.875% Senior Secured Notes due 2021 and 8.250% Senior Notes due 2021, which have been registered under the Securities Act (collectively, the “New Notes”) from the registered holders thereof (each, a “Holder” and, collectively, the “Holders”), upon the terms and subject to the conditions of the Exchange Offer, as set forth in the Prospectus and the Letter of Transmittal.

The Issuers are also soliciting consents from Holders of the 9.875% Senior Notes due 2019 (originally issued on February 15, 2012) (the “February 2012 Notes”), upon the terms and subject to the conditions set forth in the Letter of Transmittal and in the Prospectus, to eliminate or amend substantially all of the restrictive covenants, and modify certain of the events of default and various other provisions, contained in the indenture governing the February 2012 Notes (collectively, the “Proposed Amendments”). Holders may not deliver consents to the Proposed Amendments without tendering their old February 2012 Notes, and holders may not tender their old February 2012 Notes without delivering the related consents. The tender of old February 2012 Notes pursuant to the Exchange Offer will be deemed to automatically constitute delivery of a consent with respect to the old February 2012 Notes tendered, except as provided herein. All references to procedures for tendering old February 2012 Notes shall include such deemed delivery of consents.

This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to Exchange Offer for the Old Notes held by you for the account of the undersigned.

The aggregate principal amount of each series of Old Notes held by you for the account of the undersigned is (fill in amount):

Title of Series of Notes	Aggregate Principal Amount Held

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER all Old Notes held by you for the account of the undersigned.

☐	To TENDER the following aggregate principal amount of each series of Old Notes held by you for the account of the undersigned (insert aggregate principal amount of Old Notes to be tendered, if any):

Title of Series of Notes	Aggregate Principal Amount To Tender

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

IF NO BOX IS CHECKED, A SIGNED AND RETURNED COPY OF THIS INSTRUCTION TO THE REGISTERED HOLDER AND/OR DTC PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

If the undersigned instructs you to tender any Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

•	any New Notes to be acquired by the undersigned will be acquired in the ordinary course of its business;

•	the undersigned has no arrangements or understandings with any person to participate in the distribution of the New Notes within the meaning of the Securities Act;

•	the undersigned is not an “affiliate” as defined in Rule 405 under the Securities Act of the Issuer or, if it is such an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities, the undersigned acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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